EXHIBIT 10.7

AMENDMENT NUMBER ONE TO THE
HAVERTY FURNITURE COMPANIES, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2009)

WHEREAS , Haverty Furniture Companies, Inc. (the "Employer") maintains the Haverty Furniture Companies, Inc. Supplemental Executive Retirement Plan (the "Plan"), as amended and restated effective January I , 2009; and

WHEREAS , Article VII of the Plan provides the Employer with the tight to amend the Plan ; and

WHEREAS, the Employer wishes to amend the Plan in certain respects.

NOW, THEREFORE, in consideration of these recitals, the Employer hereby amends the Plan, effective January 1, 2013, as follows:

1.   By amending Section 1.1, "Accrued Benefit," to read as follows:

"Accrued Benefit" mean s a Participant's annual benefit calculated as provided in Appendix A without the Compensation Limitations applied and without excluding the compensation which the Participant elected to defer under any deferred compensation plan maintained by Havertys in the year in which such compensation would have been paid.

2.  By replacing each reference to "Prop. Treas. Regulation 1.409A" with a reference to"Treas. Regulation. "

3.  By amending Section 2.3(b) to read as follows:

(b) has been reduced because the compensation which the Employee has elected to defer under any deferred compensation plan maintained by Havertys is not included in the Retirement Plan's definition of Compensation in the year in which such compensation would have been paid , in which case he or she shall enter the Plan on the date the Employee exceeds the limit referred to above.
4.  By amending the first sentence in Section 4.2 , "Maximum Benefit ," to read as follows: Any provision to the contrary in this SERP notwithstanding , if the total combined annual benefit (based on the life annuity form) initially payable to the Participant at or after Nonnal Retirement Date fi-om this SERP, Social Security, and the Retirement Plan , would otherwise exceed $125,000, the Participant's SERP Benefit will be reduced so that the total combined annual benefit will equal $125,000; provided, however , that such $125,000 total combined annual benefit shall not be deemed to include the portion of the SERP Benefit attributable to compensation that the Participant had elected to defer under any deferred compensation plan maintained by Have11ys and that was excluded from the Retirement Plan's definition of Compensation in the year in which such compensation would have been paid.

5.  By amending the first sentence of Section 5.1 (a), General Rule, to read as follows: A Participant's SERP Benefit shall be paid on the first day of the second month following the month in which the earliest of the Participant's death or the following distribution dates ("Distribution Events") elected by the Participant in his or her Distribution Election Form occurs:
(i)	Early Retirement Date,

(ii)	Normal Retirement Date, or

(iii)	Late Retirement Date.

6.  By amending Section 5.l(b), Specified Employee Delay, to read as follows:

Specified Employee Delay. Any provision to the contrary notwithstanding, if a SERP Benefit becomes payable because of a Separation from Service to a Participant who is a Specified Employee at the time of such separation , and at the time of such separation Havertys capital stock is publicly-traded on an established securities market or otherwise, then the commencement of distributions to such Specified Employee hereunder shall be delayed and shall not be paid until the date that is six (6) months after the separation date, and the first payment on such date shall include the initial six (6) months of delayed payments.

7.   By replacing the first sentence of Section 5.1(c), Immediate Payment Upon 409A Taxation , with the following two sentences:

  Any provision to the contrary notwithstanding , (a) in the event that the Internal Revenue Service ("IRS") prevails in a claim that benefits under the SERP constitute taxable income to a Participant or Eligible Spouse under Section 409A of the Code for any taxable year prior to the taxable year in which such benefits are distributed to him or her, or (b) in the event that legal counsel satisfactory to Havertys and the Participant or Eligible Spouse renders an opinion that the IRS would likely prevail in such a claim, the SERP Benefit, to the extent constituting taxable income required to be included in income as a result of the failure to comply with the requirements of Section 409A of the Code and the related Treasury Regulations, shall be distributed to the Participant or his or her Eligible Spouse in one lump sum within thirty (30) days of such event. The amount of any distribution pursuant to this Section 5.1(c) may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A of the Code and the related Treasury Regulations.

8.  By amending the first sentence of Section 5.2(b) to read as follows:

  In order to select any fom1 of payment other than the life annuity (for a Participant who is not married on his or her benefit commencement date) or a joint and 50% survivor annuity (for a Participant who is married on his or her benefit commencement date) under this Section 5.2, a Participant must file a Distribution Election Fonn.

9.   Except as amended by this Amendment Number One, the Plan as in effect immediately prior to the date of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF , the Employer has caused this Amendment Number One to be executed and attested on its  behalf by its duly authorized officers this the 15th day of October, 2013.

HAVERTY FURNITURE COMPANIES, INC.

By:	/s/ Allan J. DeNiro
Allan J. DeNiro
Senior Vice President and Chief People Officer

ATTEST:

By:	/s/ Belinda J. Clements
Belinda J. Clements Assistant Corporate Secretary

SECOND AMENDMENT
TO THE
HAVERTY FURNITURE COMPANIES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT to the Haverty Furniture Companies, Inc. Supplemental Executive Retirement Plan (as amended and restated January 1, 2009) (the "Plan") is adopted by Haverty Furniture Companies, Inc. (the "Company"), effective as of the dates indicated below.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan as such Plan is currently in effect; and

WHEREAS, Section 7.1 of the Plan authorizes the Company, through its Board of Directors, to amend the Plan at any time;

WHEREAS, the Board wishes to freeze the Plan as of December 31, 2015 so that all benefits for existing participants under the Plan as of December 31, 2015 will be calculated under the terms of the Plan using the participant's service and compensation as of December 31, 2015, and no participant will accrue benefits under the Plan after December 31, 2015.

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

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1.

Effective as of December 31, 2015, the second paragraph of the introduction (or preamble) is amended in its entirety to read as follows:

"The SERP was amended and restated, effective January 1, 2009, to comply with Internal Revenue Code Section 409A with respect to benefits earned under the Plan, and to de-link the SERP from the Haverty Furniture Companies, Inc. Retirement Plan.  The SERP is further amended as of December 31, 2015 so that all benefits for existing participants under the SERP as of December 31, 2015 will be calculated using the participant's service and compensation as of December 31, 2015.  Participants will not accrue benefits under this SERP after December 31, 2015, although Participants will continue to accrue vesting service after December 31, 2015."

2.

The definition of "Accrued Benefit" in Section 1.1 is amended by adding the following sentence to the end of the paragraph:

"Effective December 31, 2015, the Accrued Benefit for Participants eligible for the SERP as of December 31, 2015 will be calculated using the Participant's Years of Service and Compensation (as defined in Appendix A) as of December 31, 2015.  No Participant will accrue benefits under this SERP after December 31, 2015 (although, for avoidance of doubt, Participants will continue to accrue vesting service after December 31, 2015)."

3.

The definition of "Hours of Service" in Section 1.16 is amended by adding the following sentence to the end of that section:

"No Participant will be credited with an Hour of Service after December 31, 2015 except for purposes of determining vesting service under Article III."

4.

The definition of "Hypothetical Retirement Benefit" in Section 1.17 is amended by adding the following sentence to the end of that paragraph:

"Effective December 31, 2015, the Hypothetical Retirement Benefit for Participants eligible for the SERP as of December 31, 2015 will be calculated using the Participant's Years of Service and Compensation (as defined in Appendix A) as of December 31, 2015.  No Participant will accrue benefits under this SERP after December 31, 2015 (although, for avoidance of doubt, Participants will continue to accrue vesting service after December 31, 2015)."

5.

The definition of "Year of Service" in Section 1.33 is amended by adding the following sentence to the end of that paragraph:

"No Participant will be credited with a Year of Service after December 31, 2015 except for purposes of determining vesting service under Article III."

6.

Article II shall be amended by adding the following sentence to the end:

"No new Employee will be eligible to participate in the SERP after December 31, 2015.  Employees who were existing Participants in the SERP as of December 31, 2015 will be entitled to a frozen benefit as of December 31, 2015 pursuant to the terms of this SERP."

7.

Article III shall be amended by adding the following sentence

"For avoidance of doubt, Participants will continue to accrue vesting service after December 31, 2015."

8.

Section 4.1 (titled "SERP Benefit") is amended by adding the following sentence to the end of that paragraph:

"Further, in no event shall a Participant's SERP Benefit include Hours of Service and Compensation (as defined in Appendix A) after December 31, 2015."

9.

The definition of "Hypothetical Retirement Benefit" in Section 1.1 of Appendix A is amended by adding the following sentence to the end of that paragraph:

"Effective December 31, 2015, the Hypothetical Retirement Benefit for Participants eligible for the SERP as of December 31, 2015 will be calculated using the Participant's Years of Service and Compensation (as defined in Appendix A) as of December 31, 2015.  No Participant will accrue benefits under this SERP after December 31, 2015 (although, for avoidance of doubt, Participants will continue to accrue vesting service after December 31, 2015)."

10.

The definition of "Average Annual Compensation" in Section 1.3 of Appendix A is amended by adding the following sentence to the end of that paragraph:

"Compensation after December 31, 2015 will not be taken into account for purposes of calculating the Average Annual Compensation."

11.

The definition of "Compensation" in Section 1.4 of Appendix A is amended by adding the following sentence to the end of that section:

"Further, Compensation does not include any payments made by the employer to the Participant after December 31, 2015."

12.

The definition of "Participant's Cumulative Permitted Disparity Limit" in Section 1.7 of Appendix A is amended by adding the following sentence at the end of the existing first sentence:

"Effective December 31, 2015, years of service after December 31, 2015 will not be taken into account for purposes of calculating the Participant's Cumulative Permitted Disparity Limit."

13.

Section 2.1 of Appendix A (titled "General") is amended by adding the following sentence at the end of that section:

"Effective December 31, 2015, the Hypothetical Retirement Benefit for Participants eligible for the SERP as of December 31, 2015 will be calculated using the Participant's Years of Service and Compensation as of December 31, 2015.  No Participant will accrue benefits under this SERP after December 31, 2015 (although, for avoidance of doubt, Participants will continue to accrue vesting service after December 31, 2015)."

14.

Pursuant to Section 4.5 of the Plan and the resolutions of the Executive Committee of the Board of Directors of Haverty Furniture Companies, Inc. dated January 27, 2009, where Janet E. Taylor, Vice President and General Counsel, was named as a Participant in the SERP, a new Appendix B is added to the Plan to describe the benefit payable to Janet E. Taylor as follows:

"Appendix B
Special Benefit to Janet E. Taylor, Vice President and General Counsel

Pursuant to Section 4.5 of the Plan, Janet E. Taylor, Vice President and General Counsel of Haverty Furniture Companies, Inc., shall be an eligible Participant entitled to receive a Special Benefit upon her termination of employment with the Company.  Notwithstanding anything to the contrary, Janet Taylor shall be entitled to receive a frozen SERP Benefit calculated as of December 31, 2015.  Such SERP Benefit was calculated as of December 31, 2014 in the form of a life annuity as $819.76 per month.  This benefit will be adjusted as appropriate pursuant to the terms of the SERP using her Years of Service and Compensation through December 31, 2015 and disregarding the reduction described in Section 3.6 of Appendix A for less than ten (10) years of participation in the Retirement Plan.  All payments shall be paid, and other forms of the SERP Benefit shall be calculated, pursuant to the terms of the SERP."

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This Amendment shall be effective as of the dates indicated above.  Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer has caused this Amendment Number One to be executed and attested on its behalf by its duly authorized officers this 4th day of March, 2016.

HAVERTY FURNITURE COMPANIES, INC.

By:	/s/ Clarence H. Smith
Clarence H. Smith
Chairman of the Board, President and Chief Executive Officer

ATTEST:

By:	/s/ Jenny H. Parker
Jenny H. Parker Senior Vice President, Finance, Secretary and Treasurer